Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282298

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 2, 2024)

Up to $3,000,000 of Common Stock

On October 23, 2024, Branchout Food Inc. entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with Alexander Capital, L.P., as selling agent (“Alexandar Capital” or the “Sales Agent”), relating to shares of our common stock, par value $0.001 per share (“common stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our common stock from time to time through the Sales Agent having an aggregate offering price of up to $3,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOF.” On October 22, 2024, the last reported sale price of our common stock on Nasdaq was $1.73 per share.

As of September 3, 2024, a date within 60 days of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $17,139,000 based on 6,924,600 outstanding shares of common stock, of which approximately 5,071,000 shares are held by non-affiliates, and a per share price of $3.38, based on the last sale price of our common stock on September 3, 2024. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of September 3, 2024, is equal to approximately $5,713,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3. In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We or the Sales Agent, under certain circumstances and upon notice to the other, may suspend the offering of the common stock under the ATM Agreement. The offering of our common stock pursuant to the ATM Agreement will terminate upon the sale of common stock in an aggregate offering amount equal to $3,000,000, or sooner if either we or the Sales Agent terminate the ATM Agreement.

The Sales Agent will receive a commission of 3.0% of the gross proceeds of the sales price per share for any shares sold under the ATM Agreement, as further described under “Plan of Distribution.” The net proceeds from any sale under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. In connection with the sale of our common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

ALEXANDER CAPITAL L.P.

The date of this prospectus supplement is October 23, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, including the documents incorporated by reference herein, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement and the accompanying prospectus.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-282298) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $5,000,000, of which this offering is a part. Under this prospectus supplement, we may offer shares of our common stock having a total aggregate offering price of up to $3,000,000. As of the date of this prospectus supplement, we have not sold any securities under the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Where You Can Find More Information.”

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference herein, contains, and the accompanying prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus supplement, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement in their entirety. We encourage you to read these filings as they are made. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the documents incorporated by reference herein, and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should also carefully consider the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus, and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q.

Corporate Overview

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru, which housed our large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States. In 2024, we decided to initiate our own production facility in Peru to become vertically integrated. We recently completed the build out of the new facility, which commenced operations in October 2024, and utilizes two large-scale REV machines (a REV 100 and REV 120) we recently purchased from EnWave Corporation, as well as a small REV 10 R&D machine. In addition, we expect to move our REV 60 machine that is installed at our prior leased facility to our new facility in November 2024.

Using our licensed technology platform, we believe our lines of both branded and private-labeled food products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave, and we have been granted the exclusive rights to use the licensed technology platform as applied to avocados. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

We entered into a private labeling contract with one of the world’s largest retailers in late 2022 to supply the retailer with two products for placement in half of their domestic stores. In April 2023, the same retailer agreed to carry two additional products of ours in certain of their stores. In April 2024, we received a commitment from this retailer to carry another product of ours in their stores. Based on this most recent commitment, we believe that our products are currently carried in a total of 1,400 of this retailer’s stores, and that the total annualized revenues that we may generate from this retailer has increased to $8 million.

Our Products

We plan to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria. Our current primary branded products are:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

We are currently developing additional products, including dragon fruit and private label products for large retailers.

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

S-3

THE OFFERING

Issuer	BranchOut Food Inc.

Securities Being Offered	Shares of common stock having an aggregate offering price of up to $3,000,000. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” of shares of common stock that may be made from time to time through the Sales Agent, Alexander Capital, L.P. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Common stock to be outstanding after this offering(1)	Up to 8,658,704 shares, assuming sales of 1,734,104 shares of our common stock in this offering at an offering price at a price of $1.73 per share, which was the closing price of our common stock as reported on Nasdaq on October 22, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes, including operating expenses and capital expenditures.

Risk Factors	Investing in our common stock involves significant risks. Please read the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Symbol	“BOF”

(1)	The common stock outstanding after the offering is based on 6,924,600 shares of our common stock outstanding as of October 22, 2024 and the sale of 1,734,104 shares of our common stock at an assumed offering price of $1.73 per share, the last reported sale price of our common stock on Nasdaq on October 22, 2024, and does not include:

● 593,470 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.39 per share;
● 118,799 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan; and
● 3,462,162 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $1.87 per share.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying prospectus and the information contained in our other filings with the SEC as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our securities.

On April 11, 2024, we received a letter from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because our stockholders’ equity of $2,210,476 as of December 31, 2023 was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, we submitted to Nasdaq a plan to regain compliance with the Rule, which was accepted by Nasdaq and provided us with an extension of 180 calendar days from April 11, 2024 (until October 8, 2024) to regain compliance with the Rule. On October 10, 2024, Nasdaq notified us that we did not meet the terms of the extension to regain compliance with the Rule, and as a result, unless we requested an appeal, trading of our common stock would be suspended at the opening of business on October 21, 2024, and a Form 25-NSE would be filed with the SEC, which would remove the Company’s securities from listing and registration on Nasdaq. On October 11, 2024, we submitted a request for a hearing with Nasdaq’s Hearings Panel to appeal Nasdaq’s delisting determination, which stayed the suspension of trading of our common stock and the filing of the Form 25-NSE pending the Hearing Panel’s decision. Our hearing before the Hearing Panel is scheduled for December 3, 2024. We believe that the sale of shares in this offering prior to the hearing date will enable us to regain compliance with the Rule. However, no assurance can be given that we will be able to sell a sufficient number of shares in this offering by December 3, 2024, and the Hearing Panel may not provide us with an additional extension of time to regain compliance. In such event, Nasdaq would delist our securities. A de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our stock when you wish to do so.

The Price of Our Common Stock May Be Adversely Affected by the Future Issuance and Sale of Shares of Our Common Stock or Other Equity Securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

Purchasers of the Shares Will Incur Immediate Dilution.

Purchasers of shares of common stock in this offering may experience immediate and substantial dilution if the purchase price of the common stock is higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, convertible notes or our equity incentive plan. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

It Is Not Possible to Predict the Actual Number of Shares of Common Stock We Will Sell Under the ATM Agreement, or the Gross Proceeds Resulting from Those Sales.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver transaction notices to the Sales Agent from time to time throughout the term of the ATM Agreement. The number of shares that are sold through the Sales Agent after delivering a transaction notice will fluctuate based on a number of factors, including the market price of our shares during the sales period, the limits we set with the Sales Agent in any applicable transaction notice, and the demand for our shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Common Stock Offered Hereby Will Be Sold in “At the Market Offerings,” and Investors Who Buy Shares at Different Times Will Likely Pay Different Prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Since We Have Broad Discretion in How We Use the Proceeds from This Offering, We May Use the Proceeds in Ways in Which You Disagree.

Our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-5

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $3,000,000 from time to time in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement as a source of financing.

We intend to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for working capital and general corporate purposes, which may include operating expenses and capital expenditures. Pending these uses, we may invest our net proceeds from this offering primarily in our non-interest bearing depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose.

S-6

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. We calculate pro forma net tangible book value per share by dividing our pro forma net tangible book value, which is total tangible assets less our total liabilities, by the number of our outstanding shares of common stock.

Our net tangible book value as of June 30, 2024, was approximately $1.99 million, or $0.33 per share. After giving effect to the issuance of 222,500 shares of common stock issued in our public offering upon the exercise of an overallotment option on July 19, 2024, and the issuance of 692,429 shares of common stock sold to officers and directors during July and August of 2024, our pro forma net tangible book value as of June 30, 2024, was $0.39 per share.

After giving further effect to the sale of our common stock during the term of the ATM Agreement in the aggregate amount of $3,000,000 at an assumed offering price of $1.73 per share, the last reported sale price of our common stock on Nasdaq on October 22, 2024, or $2,835,000 after deducting commissions and estimated aggregate offering expenses payable by us, resulting in an assumed net offering price of approximately $1.63, our pro forma as adjusted net tangible book value as of June 30, 2024, would have been approximately $5.5 million, or $0.64 per share of our common stock. This amount represents an immediate increase in net tangible book value to existing stockholders of $0.25 per share and an immediate dilution in net tangible book value of $1.09 per share to purchasers of our shares of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$1.73
Pro forma net tangible book value per share as of June 30, 2024	$0.39
Increase in net tangible book value per share after giving effect to this offering	$0.25
Pro forma as adjusted net tangible book value per share as of June 30, 2024		$0.64
Dilution in net tangible book value per share to new investors		$1.09

The table above assumes for illustrative purposes that an aggregate of 1,734,104 shares of our common stock are sold during the term of the ATM Agreement at a price of $1.73 per share, the last reported sale price of our common stock on Nasdaq on October 22, 2024, for aggregate gross proceeds of $3,000,000. In fact, the shares subject to the ATM Agreement will be sold, if at all, from time to time at prices that may vary. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.73 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,000,000 during the term of the ATM Agreement with the Sales Agent is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.69 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.04 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.73 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,000,000 during the term of the ATM Agreement with the Sales Agent is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.50 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.23 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The discussion and table above are based on 6,009,671 shares of our common stock outstanding (prior to giving effect to the offering) as of June 30, 2024 and excludes as of that date:

●	593,470 shares of our common issuable upon exercise of outstanding stock options having a weighted average exercise price of $2.39 per share;
●	118,799 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan; and
●	3,462,162 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $1.87 per share.

To the extent that any outstanding warrants are exercised, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-7

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 7 of the accompanying prospectus. As of October 22, 2024, we had 6,924,600 shares of common stock outstanding.

S-8

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Alexander Capital, under which we may from time to time issue and sell to or through Alexander Capital, acting as the Sales Agent, shares of our common stock having an aggregate offering price of up to $3,000,000. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, or, if expressly authorized by us, in privately negotiated transactions.

As Sales Agent, Alexander Capital will offer our common stock at prevailing market prices subject to the terms and conditions of the ATM Agreement as agreed upon by us and Alexander Capital. Under the ATM Agreement, pursuant to transaction notices we may issue to Alexander Capital from time to time, we will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, Alexander Capital will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us. We or Alexander Capital may suspend the offering of the common stock being made through Alexander Capital under the ATM Agreement upon proper notice to the other party. Alexander Capital will not engage in any transactions that stabilize the price of our common stock.

Unless otherwise specified in the applicable transaction notice, settlement for sales of our common stock will occur on the first trading day following the time at which an acquiror of common stock entered into a contract, binding upon such acquiror, to acquire such common stock, in return for payment of the net proceeds to us. Settlement for all shares of our common stock shall be effected by book-entry delivery of the shares of our common stock to Alexander Capital’s account at The Depository Trust Company against payments by Alexander Capital of the net proceeds from the sale of such shares of our common stock in same day funds delivered to an account designated by us.

There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will pay Alexander Capital in cash, upon each sale of our shares of common stock pursuant to the ATM Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the ATM Agreement, we agreed to reimburse Alexander Capital for the fees and disbursements of its counsel (i) in an amount not to exceed $50,000 in connection with the establishment of the at-the-market offering, and (ii) thereafter, an amount not to exceed $3,000 on a quarterly basis. We estimate that the total expense in connection with establishing this “at the market offering,” excluding compensation payable to Alexander Capital, will be approximately $75,000. Because this “at the market offering” will remain open indefinitely, we cannot estimate the aggregate cost for the entire offering at this time.

We will report at least quarterly the number of shares of common stock sold through Alexander Capital under the ATM Agreement, the net proceeds to us and the compensation paid by us to Alexander Capital in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Alexander Capital will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Alexander Capital will be deemed to be underwriting commissions or discounts. We have agreed in the ATM Agreement to provide indemnification and contribution to Alexander Capital against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of the (i) issuance and sale of all of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the ATM Agreement as permitted therein.

Alexander Capital and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Alexander Capital will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions.

S-9

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the Sales Agent.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2023 and 2022, respectively, have been incorporated by reference into this prospectus supplement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this prospectus supplement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus supplement. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 1, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 14, 2024, respectively;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 8, 2024, January 16, 2024, April 16, 2024, May 16, 2024, May 20, 2024, May 24, 2024, May 28, 2024, July 1, 2024, July 19, 2024, July 29, 2024, August 16, 2024, August 30, 2024, and October 15, 2024; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus supplement, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus supplement, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

S-10

PROSPECTUS

$5,000,000

Common Stock

Preferred Stock

Warrants

Units

Branchout Food Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in an aggregate maximum amount of up to $5,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOF.” On September 20, 2024, the last reported sale price of our common stock on Nasdaq was $2.35 per share. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of September 22, 2024, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $11.9 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update, or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is September 23, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised of any combination of these securities in one or more offerings up to an aggregate dollar amount of $5,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Corporate Overview

We are engaged in the development, marketing, sale, and distribution of plant-based, dehydrated fruit and vegetable snacks and powders. Our products have historically been manufactured for us by two contract manufacturers, one based in the Republic of Chile, and the other in the Republic of Peru. The manufacturing facility in Peru houses our new large-scale continuous through-put dehydration machine that completed its first production run in the first quarter of 2023, and which substantially increased our production capacity. Our dehydrated fruit and vegetable products are produced using a new proprietary dehydration technology licensed by us from a third party. Our customers are primarily located throughout the United States. In 2024, we decided to initiate our own production facility in Peru to become vertically integrated. Our new facility is currently being built out and expected to be online and operational by October 2024. We have two large-scale REV machines on order from EnWave Corporation, a REV 100 and REV 120 machine. Both are currently in transit to the Peru facility. We also purchased a small REV 10 R&D machine that is also being delivered to Peru for installation into our new facility. In addition, we expect to move our REV 60 machine that is installed at our prior leased facility to our new facility in the near term.

Using our licensed technology platform, we believe our lines of both branded and private-labeled food products positively address current consumer trends. In our experience, conventional dehydration methods, such as freeze-drying and air drying, tend to degrade most fruit and vegetables through oxidation, browning/color degradation, nutritional content reduction and/or flavor loss. As a result, certain highly sensitive fruits, such as avocados and bananas, have not previously been successfully offered as a dehydrated base for consumer products. We believe that our licensed technology platform and process is the only way to produce quality avocado and banana-based snack and powdered products. Additionally, we believe our licensed technology platform produces superior products when using other fruits and vegetables when compared to conventional drying and dehydration technologies. We license technology, consisting of a portfolio of patents, and purchased production machines, from EnWave, and we have been granted the exclusive rights to use the licensed technology platform as applied to avocados. In addition, BranchOut has the nonexclusive rights to use the licensed technology platform for other products.

We entered into a private labeling contract with one of the world’s largest retailers in late 2022 to supply the retailer with two products for placement in half of their domestic stores. In April 2023, the same retailer agreed to carry two additional products of ours in certain of their stores. In April 2024, we received a commitment from this retailer to carry another product of ours in their stores. Based on this most recent commitment, we anticipate that our products will be carried in a total of 1,400 of this retailer’s stores in September 2024, which will increase the total annualized revenues that we may generate from this retailer to $8 million.

Our Products

We plan to grow revenues strategically by penetrating the multi-billion dollar grocery market opportunity presented by our current product lines, as well as expanding our platform to include additional products that meet our strict plant-based ingredient criteria. Our current primary branded products are:

●	BranchOut Snacks: dehydrated fruit and vegetable-based snacks, including Avocado Chips, Chewy Banana Bites, Pineapple Chips, Brussels Sprout Crisps and Bell Pepper Crisps.
●	BranchOut Powders: Avocado Powder, Banana Powder and Blueberry Powder.
●	BranchOut Industrial Ingredients: Bulk Avocado Powder, dried avocado pieces and other fruit powders/pieces.

We are currently developing additional products, including dragon fruit and private label products for large retailers.

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

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The Securities We May Offer

We may offer up to $5,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may offer the securities to or through underwriters, dealers, or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents, or other entities involved in the offer and sale of securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

Common Stock

We may offer shares of our common stock, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our Board of Directors or a committee designated by the Board of Directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution, or the winding up of BranchOut Food Inc., voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, units, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion, or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. Pending these uses, we may invest our net proceeds from this offering primarily in our non-interest bearing depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws and to the applicable provisions of Nevada law.

General

Our Articles of Incorporation authorizes us to issue up to 80,000,000 shares of common stock, par value $0.001 per share, and 8,000,000 shares of preferred stock, par value $0.001 per share. As of September 23, 2024, we had 6,924,600 shares of common stock outstanding and no shares of preferred stock outstanding. Pursuant to our Articles of Incorporation, our Board of Directors generally has the authority to designate, from time to time and without stockholder approval, preferred stock in one or more class or series, and to prescribe with respect to each such class or series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating to such class or series.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Anti-takeover Provisions

Certain provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our shares from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

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The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securitize, LLC, formerly Pacific Stock Transfer Company. Securitize’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782. The email address for the transfer agent is: info@securitizemarkets.io. Further information about the transfer agent is available at its website, located at: https://securitize.io/pacific-stock-transfer.

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DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock, or any combination thereof. Warrants may be issued independently or together with our common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. You should read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and available as described in the section titled “Where You Can Find More Information.”

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We may use any one or more of the following methods when offering and selling securities:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through the Nasdaq Capital Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree to sell a specified number of such securities at a stipulated price per share;

●	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	exchange distributions and/or secondary distributions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the sales price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial price to public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

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We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will offer and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents in each case in a manner that constitutes an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, and except in the case of our common stock, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2023 and 2022, respectively, have been incorporated by reference into this registration statement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this registration statement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 1, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 14, 2024, respectively;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on April 16, 2024, May 16, 2024, May 20, 2024, May 24, 2024, May 28, 2024, July 1, 2024, July 19, 2024, July 29, 2024, August 16, 2024 and August 30, 2024; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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$3,000,000

Common Stock

PROSPECTUS SUPPLEMENT

ALEXANDER CAPITAL L.P.

October 23, 2024